Exhibit 4.1

[FRONT OF CERTIFICATE]

COMMON STOCK	COMMON STOCK
NUMBER	SHARES

THIS CERTIFICATE IS TRANSFERABLE IN	CUSIP 550283 10 5
CANTON, MA AND JERSEY CITY, NJ	SEE REVERSE FOR CERTAIN DEFINITIONS

LUMOS NETWORKS CORP.

Incorporated under the laws of the State of Delaware

THIS CERTIFIES THAT                                      is the owner of                          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

Lumos Networks Corp., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and are held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and all certificates setting forth the designation, descriptions and terms of each series of any preferred or special class of stock (copies of which are on file with the Transfer Agent). This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

In Witness Whereof the Corporation has caused this certificate to be signed by its duly authorized officers.

Dated:
	SECRETARY	CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE TRUST COMPANY, N.A.

TRANSFER AGENT
AND REGISTRAR

BY
AUTHORIZED SIGNATURE

[BACK OF CERTIFICATE]

A full statement of the designations, preferences, limitations and relative rights of the shares of each class of stock authorized to be issued and the variations in the relative rights and preferences between the shares of each series of any preferred or special class of stock as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series will be furnished without charge to any stockholder upon request made to the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT– _______________ Custodian ___________
TEN ENT	—	as tenants by the entireties	(Cust)	(Minor)
JT TEN	—	as joint tenants with right of	under Uniform Gifts to Minors Act
		survivorship and not as tenants	__________________________
		in common	(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                                           hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________________________________________________________________________________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________

X

X
NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.